UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2007

SearchHelp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York		11791
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (516) 922-4765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

IITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

SearchHelp, Inc. (the “Company”) has been in the process of negotiating the termination of employment of Joseph Carrizzo, the Company’s President and a member of the Company’s board of directors. On March 20, 2007, Mr. Carrizzo delivered formal notice of his resignation as President and member of the Board of Directors of the Company and of the termination of his employment agreement with the Company due to an alleged material breach of that agreement by the Company. Mr. Carrizzo claims that, as a result of the alleged breach, he is entitled to various severance benefits as specified in the employment agreement. The Company contends that Mr. Carrizzo voluntarily terminated his employment with the Company and is therefore not entitled to any compensation other than any accrued but unpaid benefits.  The Company will continue attempting to negotiate an amicable separation with Mr. Carrizzo but intends to vigorously defend any action which may be brought against the Company by Mr. Carrizzo.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Letter from Joseph Carrizzo dated March 20, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHHELP, INC.

Date: April 5, 2007	By:	/s/ William Bozsnyak
Name: William Bozsnyak
Title: Chief Executive Officer